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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors and Stockholders
of Cayenne Software, Inc.

            We consent to the incorporation by reference in this Registration Statement of Cayenne Software, Inc. (formerly Bachman Information Systems, Inc.) on Form S-3 of our report, which included an explanatory paragraph about the merger of Cayenne Software, Inc. and Cadre Technologies Inc. which has been accounted for as a pooling of interests, dated February 25, 1997, on our audits of the consolidated financial statements of Cayenne Software, Inc. as of December 31, 1996 and June 30, 1996, and for the six month period ended
December 31, 1996 and the year ended June 30, 1996, which report is included in the Annual Report on Form 10-K of Cayenne Software, Inc. for the transition period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".




                                             COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
April 4, 1997